Exhibit 99.1
HOMELAND ENERGY SOLUTIONS PLANT NEWS & ETHANOL UPDATE Final construction numbers show impressive project results operations begin april 4th at HES More than 5 million gallons of ethanol produced in first month

Page 2 Homeland Energy Solutions June 2009 Our members asked... Q: Why is the road so long into the plant? Construction manager’s report ... continued from Page 1 Balance Sheet Income Statement

June 2009 Homeland Energy Solutions Page 3 Voice your support for E15 blends Why should the EPA approve 15% ethanol blends?

Page 4 Homeland Energy Solutions June 2009 Patience eases grain delivery hiccups during plant’s first few weeks Unit trading summary May 2009: 27 units at $1000/unit www.homelandenergysolutions.com info@homelandenergysolutions.com